UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 18, 2011

ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-32935	88-0331369
(Commission File Number)	(IRS Employer Identification No.)

9320 Priority Way West Drive, Indianapolis, Indiana 46240
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (317) 569-8234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported on Arcadia Resources, Inc. (the “Company”) Form 8-K filed October 12, 2011, on October 6, 2011 PrairieStone Pharmacy, LLC (“PrairieStone”), a limited liability company, and the Company entered into a Forbearance Agreement (the “Forbearance Agreement”) with H. D. Smith Wholesale Drug Co. (“HD Smith”) and the matters reported in such filing are incorporated by reference in this Item 1.01.

Effective November 18, 2011, PrairieStone, the Company and HD Smith entered into the First Amendment to the Forbearance Agreement (the “Amendment”).  The Amendment extends the expiration of the Forbearance Period (as defined in the Forbearance Agreement) until the earlier of (a) November 30, 2011 or (b) two (2) business days following the receipt of notification from the prospective purchaser(s) that they no longer intend to pursue a potential sale transaction to purchase the assets of PrairieStone.  All other terms and conditions of the Agreement were not changed and remain in full force and effect.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The matters reported in Item 1.01 are incorporated by reference in this Item 2.04.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2011	Arcadia Resources, Inc.

	By:	/s/ Matthew R. Middendorf
Matthew R. Middendorf
	Its:	Chief Financial Officer, Treasurer and Secretary